CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made as of the 1st day of November, 2011.

BETWEEN:
ONLINE DISRUPTIVE TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

- and -

1367826 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario

(the “Consultant”)

- and -

ROBBIE MANIS

(the “Principal”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.
The Consultant will make available the services of the Principal to facilitate the fulfillment by the Consultant of the following required tasks on behalf of the Company (collectively the “Consulting Services”):

a.	the sourcing and implementing of new business opportunities;
b.	coordinating the raising and structuring of financing reasonably required from time to time by the Company;
c.	coordinating all required accounting, reporting and disclosure obligations of the Company;
d.	hiring necessary staff and engaging required consultants on behalf of the Company; and
e.	any other administrative functions required by the Company.

2.
In consideration of the provision of the Consulting Services, the Company shall pay to the Consultant the sum of US$4,166.67 per month (the “Basic Monthly Fee”), on the 15th day of each calendar month for the duration of the Agreement, exclusive of any applicable sales tax.

3.
This Consulting Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice (the “Notice Period”) to the other party. Should the Company avail itself of such termination right, it shall be obligated to pay the Consultant two months worth of the Basic Monthly Fee whether or not the Consultant is called upon to perform the Consulting Services during the Notice Period.

4.	This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
By:	/s/ Benjamin Cherniak
Benjamin Cherniak President

1367826 ONTARIO LIMITED
By:	/s/ Robbie Manis
Robbie Manis President

SIGNED, SEALED AND DELIVERED in the presence of	) ) ) ) ) )	/s/ Robbi Manis
Witness		ROBBIE MANIS